UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549




                                 FORM 8-K



                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of Earliest Event Reported): November 4, 1999
                                                      ----------------


                        ENNIS BUSINESS FORMS, INC.
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          (Exact name of registrant as specified in its charter)


           TEXAS                    1-5807                   75-0256410
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 (State or other Jurisdiction    (Commission            (I. R. S. Employer
    of Incorporation)            File Number)           Identification No.)


 1510 N. Hampton Suite 300, DeSoto, Texas                          75115
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 (Address of principal executive offices)                        (Zip Code)



                              (972) 228-7801
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            (Registrant's telephone number, including area code)


                                 No Change
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        (Former name or former address, if changed since last report)



Item 5.   Other Events
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On November 4, 1999, the Company and its wholly owned subsidiary, Ennis
Acquisitions, Inc., purchased the general and limited partnership interests in Adams McClure L. P. The assets purchased consisted of accounts receivable, inventories, equipment, customer lists, trade names and operations. The $16,359,000 purchase price for this transaction consisted of $1,250,000 in cash, $1,250,000 in stock (138,599 shares of the Company's common stock) and assumption of certain liabilities of Adams McClure L.P. amounting to approximately $13,859,000. In addition, the Purchase Agreement provides for additional consideration in the form of an earn-out over the five fiscal years beginning March 1, 2000. The additional consideration (payable two-thirds in cash and one-third in stock) shall be 100% of the annual increase in the partnership's EBITDA, as defined in the Purchase Agreement, each fiscal year, assuming a base of $3,000,000 for the first year's calculation. In the event of a decrease in the partnership's EBITDA from the prior year, the difference will be added to the base for the calculating the next year's increase. Also, no earn-out will be paid in any year in which partnership revenues fall below $30,000,000. The assets are being purchased from the shareholders of Adams McClure, Inc., a Colorado corporation. There are no family relationships between any of the buyers and the sellers. The Company is paying for this purchase with internal funds. The business being acquired, which is located in Denver, Colorado, provides a full range of services from creative design and printing to fulfillment for point-of-purchase buyers. The acquired operation specializes in promotional point-of-purchase advertising. In conjunction with the Purchase Agreement, the Company has entered into employment agreements with the principal management personnel of the acquired operations.

On November 15, 1999, American Forms I L.P. a Texas limited partnership, the general partner of which is the Company, purchased the production equipment, furniture and fixtures, name and operations of American Forms, Inc. In a separate transaction, the Company purchased the land and building currently occupied by American Forms, Inc. The combined purchase price for these transactions was $2,050,000. In addition, the Asset Purchase Agreement provides for additional consideration in the form of an earn-out over the four fiscal years beginning March 1, 2000. The additional consideration, payable in cash, will be 50% of the amount, if any, of the partnership's EBITDA, as defined in the Asset Purchase
Agreement, in excess of $100,000 each year.   Except for the land and
building, the assets are being purchased from American Forms, Inc., a Texas corporation based in San Antonio. The land and building are being purchased from an affiliate of American Forms, Inc. There are no family relationships between any of the buyers and the sellers. The Company is paying for this transaction from internally generated funds and execution of a note payable. The business operation being acquired is a wholesale producer of traditional business forms that markets their products primarily in the San Antonio, Texas metro market area.



Item 7.   Financial Statements and Exhibits
          ---------------------------------

      (c)  Exhibits

           2.1 Purchase Agreement among Adams McClure, Inc., NAF, Inc., Ennis Business Forms, Inc. and Ennis Acquisitions, Inc. dated November 4, 1999

          99.1 Press Release dated November 4, 1999

          99.2 Press Release dated November 5, 1999


                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ENNIS BUSINESS FORMS, INC.


Date:  November 15, 1999          /s/Robert M. Halowec
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                                  Robert M. Halowec
                                  Vice President Finance
                                  And Chief Financial Officer


Date:  November 15, 1999          /s/Harve Cathey
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                                  Harve Cathey
                                  Secretary and Treasurer
                                  Principal Accounting Officer